Exhibit 99.1




             Actuate Reports Second Quarter 2005 Financial Results;
         Revenues of $25.8 Million; GAAP EPS of $0.06; $2.0 Million in
      Cash Flow from Operations; Record Non-GAAP Operating Margin of 16.2%



    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--July 27, 2005--Actuate Corporation (NASDAQ:ACTU), the world leader in Enterprise Reporting Applications, today announced financial results for the quarter ended June 30, 2005.
    Total revenues for the second quarter of 2005 were $25.8 million, a sequential increase compared with $24.6 million in the first quarter of 2005. License revenues for the quarter were $8.8 million, compared with $8.9 million in the first quarter of 2005. Services revenues totaled $17.0 million for the second quarter of 2005, an increase of $1.3 million compared with the $15.7 million reported in the first quarter of 2005. Second quarter 2005 GAAP net income was $3.6 million, or $0.06 per diluted share, compared with GAAP net income of $245,000 or $0.00 per diluted share in the first quarter of 2005.
    Non-GAAP operating margin for the second quarter of 2005 was 16.2% compared with a non-GAAP operating margin of 6.0% for the first quarter of 2005. On a non-GAAP basis, net income in the second quarter of 2005 was $2.9 million, or $0.05 per diluted share, compared with non-GAAP net income of $1.2 million, or $0.02 per diluted share in the first quarter of 2005. These non-GAAP financial measures exclude the amortization of intangibles and purchased technology, asset impairment, amortization of deferred compensation, restructuring costs, certain legal fees and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results.
    In the second quarter of 2005, Actuate's actual tax rate was 2.4% compared to the historical non-GAAP tax rate of 37.5%, resulting in non-GAAP net income that is lower than net income calculated in accordance with GAAP.
    Cash, cash equivalents and short-term investments as of June 30, 2005 totaled $49.3 million, a decrease of $337,000 compared with March 31, 2005. Deferred revenue at June 30, 2005 was $27.8 million, a 6% increase compared with $26.2 million at March 31, 2005.
    "In the second quarter, we continued to solidify our financial infrastructure and make tangible progress toward our growth initiatives -- successful performance that positions us squarely on track to achieve the goals we set for ourselves last October," said Pete Cittadini, Actuate's president and CEO. "We have posted year-over-year earnings growth in each of the last three quarters, and have generated cash flow from operations of $4.8 million year to date."
    "Actuate had another strong quarter of orders from the Global 9000 Financial Services sector particularly with Financial Performance Management and Customer Self-Service Enterprise Reporting Applications that support key business processes in highly adoptable fashion," continued Cittadini. "In addition, our Open Source initiative continues to fire on all cylinders, with the on-time June launch of the BIRT project by the Eclipse Foundation and the simultaneous release of our commercial Actuate BIRT offering."

    Second Quarter Financial Highlights

    -- Total revenues of $25.8 million increased 5% compared with the first quarter of 2005;

    --  Non-GAAP EPS increased 150% from the first quarter of 2005;

    -- Repurchased 1.3 million shares at a total cost of $2.7 million;

    -- Non-GAAP operating income increased 185% compared with the first quarter of 2005 and increased 55% compared with the second quarter of 2004;

    -- Non-GAAP operating margin was 16.2% compared with 6.0% in the first quarter of 2005 and 9.7% in the second quarter of 2004;

    -- Cash flow from operations for the first six months of 2005 totaled $4.8 million.

    Second Quarter Customer Highlights

    During second quarter 2005, Actuate received significant new and repeat business from, among others, Citigroup, HSBC Bank USA, Visa International, Deka Bank, US Department of Homeland Security, Kyushu Electric Power Company, Niku, Deltek Systems and ePlus Technology.

    Second Quarter Business Highlights

    -- Actuate Corporation named top vendor in Enterprise Reporting by Gartner/Meta;

    -- Eclipse Business Intelligence and Reporting Tool project version 1.0 made generally available on Eclipse.org allowing Java developers to easily integrate business intelligence and reporting capability into enterprise Java applications and commercial products;

    -- Launched Actuate BIRT, adding value to the Eclipse BIRT project with features such as comprehensive live support, indemnification, professional services and maintenance on an annual subscription basis;

    -- Announced Enterprise Reporting Application Design Services that leverage Actuate e.Services libraries, best practices, and experience to ensure the highest quality reports and most effective use of Actuate technology to meet business objectives;

    -- Actuate BIRT received "Ready for IBM Rational Software" validation providing developers using IBM Rational Software Architect, IBM Rational Application Developer and IBM Rational Web Developer with an open source driven option for their Business Intelligence and reporting.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and purchased technology, asset impairment, amortization of deferred compensation, restructuring costs, certain legal fees and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, July 27, 2005 to further discuss these results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome and will be available as an archived replay at the same location until approximately August 10, 2005.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has over 3,000 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2004 Annual Report on Form 10-K filed on March 16, 2005 and Quarterly Report on Form 10-Q filed on May 10, 2005.

    Copyright(C) 2005 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.
-0-
*T

                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                June 30,  December 31,
                                                  2005        2004
                                               -----------------------

                      ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                                  $ 49,336     $ 47,273
  Accounts receivable, net                        21,597       24,776
  Other current assets                             1,960        2,498
                                               -----------------------
Total current assets                              72,893       74,547
Property and equipment, net                        5,204        6,158
Goodwill and other intangibles, net               22,203       23,883
Other assets                                         621          867
                                               -----------------------
                                                $100,921     $105,455
                                               =======================

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $  2,430     $  2,414
  Current portion of restructuring liabilities     2,974        3,669
  Accrued compensation                             3,752        5,244
  Other accrued liabilities                        3,564        4,996
  Income taxes payable                               694          539
  Deferred revenue                                26,856       28,153
                                               -----------------------
Total current liabilities                         40,270       45,015
                                               -----------------------

Long term liabilities
  Deferred rent                                      262          320
  Deferred revenue                                   972          610
  Restructuring liabilities and other             11,748       12,565
                                               -----------------------
                                                  12,982       13,495
                                               -----------------------

Stockholders' equity                              47,669       46,945
                                               -----------------------
                                                $100,921     $105,455
                                               =======================


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                                     Three Months       Six Months
                                         Ended            Ended
                                        June 30          June 30
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                    -------  -------  -------  -------
Revenues:
  License fees                     $ 8,805  $12,296  $17,753  $23,773
  Services                          16,965   15,553   32,642   29,744
                                    -------  -------  -------  -------
Total revenues                      25,770   27,849   50,395   53,517
                                    -------  -------  -------  -------

Costs and expenses:
  Cost of license fees                 578      831    1,315    1,931
  Cost of services                   5,735    6,580   11,569   12,669
  Sales and marketing                8,640   10,706   17,058   21,000
  Research and development           4,131    5,224    8,359   10,415
  General and administrative         2,802    2,373    7,311    5,046
  Amortization of other intangibles    194      276      470      558
  Restructuring charges                178        -      747      586
  Asset impairment                     284        -      284        -
                                    -------  -------  -------  -------
Total costs and expenses            22,542   25,990   47,113   52,205
                                    -------  -------  -------  -------
Income from operations               3,228    1,859    3,282    1,312
Interest and other income, net         433      214      817      384
                                    -------  -------  -------  -------
Income before income taxes           3,661    2,073    4,099    1,696
Provision for income taxes              89      778      282      778
                                    -------  -------  -------  -------
Net income                           3,572    1,295    3,817      918
                                    =======  =======  =======  =======
Basic net income per share         $  0.06  $  0.02  $  0.06  $  0.01
                                    =======  =======  =======  =======
Shares used in basic per share
 calculation                        61,467   61,488   61,778   61,423
                                    =======  =======  =======  =======
Diluted net income per share       $  0.06  $  0.02  $  0.06  $  0.01
                                    =======  =======  =======  =======
Shares used in diluted per share
 calculation                        63,027   65,623   63,806   65,366
                                    =======  =======  =======  =======


                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)

                   Three Months Ended         Three Months Ended
                      June 30, 2005             June 30, 2004
                ------------------------- ---------------------------
                         Adjust-                   Adjust-
                  GAAP   ments   Non-GAAP   GAAP   ments    Non-GAAP
                -------- ------  -------- -------- ------   ---------
Revenues:
 License fees   $ 8,805           $ 8,805  $12,296           $12,296
 Services        16,965            16,965   15,553            15,553
                 -------           -------  -------           -------
Total revenues   25,770            25,770   27,849            27,849
                 -------           -------  -------           -------

Costs and
 expenses:
 Cost of license
  fees              578   (301)(a)    277      831   (383)(a)    448
 Cost of
  services        5,735             5,735    6,580             6,580
 Sales and
  marketing       8,640             8,640   10,706            10,706
 Research and
  development     4,131             4,131    5,224    (41)(b)  5,183
 General and
  administrative  2,802             2,802    2,373   (145)(c)  2,228
 Amortization of
  other
  intangibles       194   (194)         -      276   (276)         -
 Restructuring
  charges           178   (178)         -        -                 -
 Asset
  impairment        284   (284)         -        -                 -
                 -------           -------  -------          --------
Total costs and
 expenses        22,542            21,585   25,990            25,145
                 -------           -------  -------           -------
Income from
 operations       3,228             4,185    1,859             2,704
Interest and
 other income,
 net                433               433      214               214
                 -------           -------  -------           -------
Income before
 income taxes     3,661             4,618    2,073             2,918
Provision for
 income taxes        89  1,643 (d)  1,732      778    316 (d)  1,094
                 -------           -------  -------           -------
Net income        3,572             2,886    1,295             1,824
                 =======           =======  =======           =======
Basic net income
 per share      $  0.06           $  0.05  $  0.02           $  0.03
                 =======           =======  =======           =======
Shares used in
 basic per share
 calculation     61,467            61,467   61,488            61,488
                 =======           =======  =======           =======
Diluted net
 income per
 share          $  0.06           $  0.05  $  0.02           $  0.03
                 =======           =======  =======           =======
Shares used in
 diluted per
 share
 calculation     63,027            63,027   65,623            65,623
                 =======           =======  =======           =======


(a) Amortization of purchased technology.

(b) Amortization of deferred compensation.

(c) Legal costs related to the litigation with MicroStrategy, Incorporated.

(d) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                   Six Months Ended
                                                        June 30
                                                   2005        2004
                                                 --------------------
 Operating activities
    Net Income                                  $  3,817    $    918
    Adjustments to reconcile net loss to net
     cash from operating activities:
      Amortization of other intangibles            1,680       1,324
      Depreciation                                   831       1,225
    Changes in operating assets and liabilities:
      Accounts receivable                          3,179         763
      Other current assets                           538          89
      Accounts payable                                16         752
      Accrued compensation                        (1,492)       (263)
      Other accrued liabilities                   (1,432)        313
      Income taxes payable                           155         723
      Deferred rent liabilities                      (58)          -
      Restructuring liabilities                   (1,512)       (782)
      Deferred revenue                              (935)        959
                                                 --------------------
 Net cash provided by operating activities         4,787       6,021
                                                 --------------------

 Investing activities
     Purchases of property and equipment             123      (1,658)
     Proceeds from maturity of short-term
      investments                                 48,659      35,388
     Purchases of short-term investments         (50,012)    (24,999)
     Net change in other assets                      246         358
                                                 --------------------
 Net cash (used) provided by investing
  activities                                        (984)      9,089
                                                 --------------------

 Financing activities
      Proceeds from issuance of common stock       1,161       1,334
      Stock repurchases                           (4,216)     (1,179)
                                                 --------------------
 Net cash (used) provided in financing
  activities                                      (3,055)        155
                                                 --------------------
 Net increase in cash and cash equivalents           748      15,265
 Effect of exchange rate on cash                     (33)         88
 Cash and cash equivalents at the beginning of
  the period                                       7,341       8,950
                                                 --------------------
 Cash and cash equivalents at the end of
  the period                                    $  8,056    $ 24,303
                                                 ====================



    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com